Exhibit 10.44

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of December 16, 2021 (the “Third Amendment Effective Date”), is entered into by and among BRPI Acquisition Co LLC, a Delaware limited liability company, United Online, Inc., a Delaware corporation, YMax Corporation, a Delaware corporation (collectively, the “Borrowers”), the Affiliates of the Borrowers identified on the signature pages hereto (collectively, the “Secured Guarantors”), the financial institutions identified on the signature pages hereto (collectively, the “Lenders”), and Banc of California, N.A., as Administrative Agent (the “Administrative Agent”), with reference to the following facts:

RECITALS

A. The Borrowers, the Secured Guarantors, the Lenders, and the Administrative Agent are parties to a Credit Agreement dated as of December 19, 2018, as amended by a First Amendment to Credit Agreement and Joinder dated as of January 30, 2019, and that certain Second Amendment to Credit Agreement dated as of December 31, 2020 (collectively, the “Credit Agreement”).

B. The parties wish to amend the Credit Agreement to make certain modifications as set forth below.

NOW, THEREFORE, the parties hereby agree as follows:

1. Defined Terms. All initially capitalized terms used in this Amendment (including, without limitation, in the recitals to this Amendment) without definition shall have the respective meanings assigned to such terms in the Credit Agreement.

2. Addition of New Definitions. Section 1.01 of the Credit Agreement is hereby amended and supplemented by adding the following definitions therein in appropriate alphabetical order:

“Index”: initially, the Term SOFR Reference Rate; provided, however, that the Index is subject to change pursuant to Section 3.03 of this Agreement.

“Relevant Governmental Body”: means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York or, in each case, any successor thereto.

“SOFR”: means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Loans”: Term Loans the rate of interest applicable to which is based upon Term SOFR.

“SOFR Administrator”: means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Spread Adjustment”: the per annum margin set forth below, as determined by the applicable Interest Period:

Interest Period	Spread Adjustment

One month	0.11448%
Three months	0.26161%
Six months	0.42826%

Notwithstanding the foregoing, if the SOFR Administrator, the Term SOFR Administrator, the Relevant Governmental Body or any other Governmental Authority increases the Spread Adjustment with respect to any Interest Period, then, at Agent’s option, the applicable Spread Adjustment hereunder shall increase by the same amount upon delivery of written notice thereof from Agent to Borrowers.

“Term SOFR”: means the Term SOFR Reference Rate on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and the Index has not been replaced under Section 3.03 of this Agreement, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding Business Day is not more than three (3) Days prior to such Periodic Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above shall ever be less than zero, then Term SOFR shall be deemed to be zero.

“Term SOFR Administrator”: means the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate”: means the thirty-day average Secured Overnight Financing Rate per annum, as determined by the Term SOFR Administrator.

“Third Amendment Effective Date” means December 16, 2021, the effective date of the Third Amendment to Credit Agreement by and among the Borrowers, the Secured Guarantors, the Lenders and the Administrative Agent.

3. Amendment of Current Definitions. Section 1.01 of the Credit Agreement is hereby further amended by amending and restating the definitions of “Applicable Margin,” “Business Day,” “Consolidated Fixed Charge Coverage Ratio,” and “Permitted Distributions” so that they read in their entirety as follows (deleted text is indicated by ~~strikethrough~~ formatting; added text is indicated in bold, italicized and underscored type):

“Applicable Margin” means, for any day, the interest rate margin per annum set forth below opposite the applicable Level then in effect (based on the Consolidated Total Funded Debt Ratio) to be added to ~~the Eurodollar Adjusted Rate~~ Term SOFR:

Level	Consolidated Total Funded Debt Ratio	Applicable Margin
1	˃ 1.50:1.00	3.25%
2	> 1.00:1.00 and ≤ 1.50:1.00	3.00%
3	≤ 1.00:1.00	2.75%

Any increase or decrease in the Applicable Margin resulting from a change in the Consolidated Total Funded Debt Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 1 shall apply, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the first Business Day following the date on which such Compliance Certificate is delivered.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Margin for any period shall be subject to the provisions of Section 2.10(b). Any adjustment in the Applicable Margin shall be applicable to all Credit Extensions then existing or subsequently made or issued.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of California ~~and any such day that is also a London Banking Day~~, provided, however, that if such day relates to a SOFR Loan, the term “Business Day” excludes any day on which the Securities Industry and Financial Markets Association (SIFMA) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) (i) Consolidated Adjusted EBITDA less (ii) the aggregate amount of all non-financed cash Capital Expenditures, less (iii) the aggregate amount of federal, state, local and foreign income taxes paid in cash, less (iv) the aggregate amount of cash distributions or dividends, in each case, of or by Holdco and its Subsidiaries for the most recently completed Measurement Period, excluding any distribution or dividend of the type described in clause (ii) of the definition of “Permitted Distributions” and excluding any Permitted Distributions made on the Second Amendment Effective Date and Third Amendment Effective Date to (b) the sum of (i) Consolidated Interest Charges to the extent paid in cash for the most recently completed Measurement Period, but excluding any such payments to the extent refinanced through the incurrence of additional Indebtedness otherwise expressly permitted under Section 7.02 (other than the Term Loans provided by the Lenders to the Borrowers on the Second Amendment Effective Date), plus (ii) the current portion of Capitalized Lease obligations, plus (iii) the lesser of the outstanding principal amount of the Term Loans and the Term Loan Reduction Installment~~, in each case~~ for the most recently completed Measurement Period.

“Permitted Distributions” means , the aggregate cash distributions or dividends by the Borrowers to Parent and/or Ultimate Parent being made:

(i) on the Closing Date in accordance with Section 6.11;

(ii) with the proceeds of any Optional Loans borrowed after the Closing Date in accordance with Section 6.11; and

(iii) otherwise from time to time but, in the case of this clause (iii) only, also subject to all of the following additional requirements, (a) in no event prior to making any mandatory prepayment, if any, due under Section 2.7(e) based upon Consolidated Excess Cash Flow for the immediately preceding fiscal year and (b) in no event in an aggregate amount in excess of as applicable, (1) $30,000,000 in one distribution on the Second Amendment Effective Date, (2) ~~$0 in 2021~~$15,000,000 in one distribution on the Third Amendment Effective Date in 2021, (3) $5,000,000 in 2022, (4) $8,000,000 in 2023, (5) $8,000,000 in 2024, (6) $8,000,000 in 2025, which are, in turn, distributed to the holders of Parent’s and/or Ultimate Parent’s Equity Interests so long as the Borrowers shall have delivered to Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, (x) except with respect to the distributions on the Second Amendment Effective Date and Third Amendment Effective Date, the audited financial statements required by Section 6.01(b) for Borrowers’ immediately preceding fiscal year and (y) evidence that immediately before and after giving effect to such dividends or distributions (A) no Event of Default shall have occurred and be continuing at the time thereof or result therefrom, (B) the Loan Parties are in Pro Forma Compliance with each of the financial covenants set forth in Section 7.11 and (C) the Borrowers have aggregate balance sheet cash (or solely in the case of the distribution in the amount of $30,000,000 permitted to be made on the Second Amendment Effective Date, a combination of aggregate balance sheet cash and unused Term Loan proceeds) of at least $5,000,000.

4. Deletion of Certain Definitions. Section 1.01 of the Credit Agreement is hereby amended to delete in their entirety the definitions of “Eurodollar Rate,” “Eurodollar Adjusted Rate,” “Eurodollar Reserve Requirements,” “LIBOR Rate,” and “London Banking Day.”

5. Replacement of Eurodollar Rate with Term SOFR.

A. Amendment of Section 2.01. Section 1.07 of the Credit Agreement is hereby amended and restated so that it reads in its entirety as follows (deleted text is indicated by ~~strikethrough~~ formatting; added text is indicated in bold, italicized and underscored type):

The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of ~~“Eurodollar Rate”~~ “Term SOFR” or with respect to any comparable or successor rate thereto.

B. Amendment of Section 2.01(b). The Credit Agreement is hereby amended by amending and restating Section 2.01(b) so that it reads in its entirety as follows (deleted text is indicated by strikethrough formatting; added text is indicated in bold, italicized and underscored type):

(b) Subject to Sections 3.02 and 3.03, all Term Loans shall be ~~LIBOR~~ SOFR Loans.

C. Amendment of Section 2.10. Section 2.10(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows (deleted text is indicated by ~~strikethrough~~ formatting; added text is indicated in bold, italicized and underscored type):

“(a) Interest. Subject to the provisions of Section 2.10(b), each Term Loan shall bear interest on the outstanding principal amount thereof for each day during each Interest Period from the applicable borrowing date at a rate per annum equal to the greater of: (i) ~~the Eurodollar Rate~~ Term SOFR for such Interest Period, plus the Applicable Margin, plus the Spread Adjustment or (ii) 3.00%.”

D. Amendment of Section 3.02, The Credit Agreement is hereby amended by amending and restating Section 3.02 to read in its entirety as follows (deleted text is indicated by ~~strikethrough~~ formatting; added text is indicated in bold, italicized and underscored type):

3.02 Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to maintain its Term Loan as a loan whose interest is determined by reference to ~~the Eurodollar Rate~~ Term SOFR, or to determine or charge interest rates based upon ~~the Eurodollar Rate~~ Term SOFR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, (a) any obligation of such Lender to continue its Term Loan as a loan whose interest is determined by reference to ~~the Eurodollar Rate~~ Term SOFR shall be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert the Term Loan of such Lender to a loan whose interest is determined by reference to the Base Rate either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain its Term Loan as a loan whose interest is determined by reference to ~~the Eurodollar Rate~~ Term SOFR to such day, or immediately, if such Lender may not lawfully continue to maintain its Term Loan as a loan whose interest is determined by reference to the ~~Eurodollar Rate~~ Term SOFR and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon ~~the Eurodollar Rate~~ Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon ~~the Eurodollar Rate~~ Term SOFR. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

E. Amendment of Section 3.03. The Credit Agreement is hereby amended by amending and restating Section 3.03 in its entirety to read as follows:

3.03  Index Cessation.

(a)  If at any time Administrative Agent reasonably believes or reasonably determines that (i) the pre-replacement Index has been or will imminently be discontinued for any reason, (ii) the pre-replacement Index will not adequately and fairly reflect the cost to Administrative Agent and the Lenders of maintaining or funding loans based on the pre-replacement Index, (iii) the pre-replacement Index is not widely used as a benchmark Index or is no longer an industry-accepted reference rate for similarly situated loans to the Term Loans, (iv) adequate and fair means do not exist for Administrative Agent to ascertain the pre-replacement Index or the pre-replacement Index is no longer being published by a reliable source reasonably available to and used by Administrative Agent, (v) regulatory changes (meaning a change in any applicable law, treaty, rule, regulation or guideline, or the interpretation or administration thereof, by the administrator of the relevant benchmark or its regulatory supervisor, any governmental authority, central bank or other fiscal, monetary or other authority having jurisdiction over each Lender or its lending office) make it unlawful or commercially unreasonable for the Administrative Agent to use the pre-replacement Index as the Index for purposes of determining the interest rate or (vi) the administrator of the pre-replacement Index or a governmental authority having jurisdiction over Administrative Agent and the Lenders has made a public statement identifying a specific date after which the pre-replacement Index shall no longer be used for determining interest rates for loans, then Administrative Agent shall use reasonable efforts to select a replacement Index that Administrative Agent in good faith believes is a practical means of preserving the parties’ intent relative to the economics of the pre-replacement Index.

(2) In the event that Administrative Agent determines a replacement Index, which determination shall be conclusive, in order to account for the relationship of the replacement Index to the pre-replacement Index, Administrative Agent shall also determine, which determination shall be conclusive, any change necessary to the percentage points (“Margin”) to be added or subtracted to the replacement Index necessary to ensure that the replacement method will measure interest rates in a manner similar to the pre-replacement Index, and for the avoidance of doubt, any such change to the Margin shall not reduce the interest rate in effect as of the date of such Index replacement.

(3) In selecting such replacement Index and Margin, Administrative Agent may give due consideration to (i) the recommendation of a replacement Index or Margin adjustment, or method of calculating or determining such replacement Index or Margin by the regulatory entities with jurisdiction over Administrative Agent and Lenders or a committee officially endorsed or convened by the regulatory entities, (ii) any evolving or industry-accepted means for determining an Index and Margin, or method of calculating or determining such Index and Margin, for the replacement of the Index and Margin with the replacement Index and Margin, (iii) the then prevailing market convention for determining an Index rate of interest for commercial loans that are comparable to Administrative Agent’s commercial loans at that time, and (iv) a similar rate Index from other sources deemed to be reasonably reliable by and available to Administrative Agent.

(4) To the extent a replacement Index and Margin are so designated, the replacement Index and Margin shall be applied in a manner consistent with market practice; and, to the extent such market practice is not administratively feasible for Administrative Agent, such replacement Index and Margin shall be applied in a manner as otherwise reasonably determined by Administrative Agent.

(5) Reasonably promptly after such determination by Administrative Agent, Administrative Agent may, by notice to Borrowers, amend this Agreement (without the need for any action or consent by Borrowers) (i) to replace the Index with the replacement Index selected, (ii) amend the Margin to be added to the Index, and (iii) state the date upon which the replacement Index and Margin shall be effective. Upon the operative date, the replacement Index and Margin shall then be deemed the Index and Margin for all purposes of this Agreement. To the extent practicable, the interest rate based on the replacement Index plus or subtract the Margin, as it may be adjusted, will be substantially equivalent to the interest rate plus or subtract the Margin previously in effect as of the date of the replacement of the Index and Margin.

(6) Borrowers understand that Administrative Agent may make loans to other borrowers based on other rates as well. A different replacement Index and Margin may be selected for different types of loans and transactions. Borrowers acknowledge that the discontinuation of pre-replacement Index is a future event over which neither Administrative Agent nor Borrowers have influence but which will necessarily affect such Index and Margin. Borrowers acknowledge that the interest rate resulting from replacement Index and Margin will differ from pre-replacement Index and Margin.

(7) Borrowers agree that Administrative Agent shall not be liable in any manner for its selection and implementation of a replacement Index and Margin, provided that Administrative Agent makes such selection in good faith and implementation consistent with market practice, or if not feasible, as reasonably determined by Administrative Agent.

(8) The replacement Index and Margin shall remain in effect from the effective date set forth in such notice until the maturity date, unless such an instance occurs where the replacement Index is no longer available, then the same process described in this section shall apply.

F. Amendment of Section 3.04. Section 3.04 of the Credit Agreement is hereby amended by (i) deleting “;Reserves on Eurodollar Rate Loans” from the heading thereof, (ii) deleting “the London” from clause (a) (iii) thereof, and (iii) amending and restating clause (e) thereof in its entirety to read as follows: “(e) Reserved.”

G. Amendment of Section 3.05. The Credit Agreement is hereby amended by amending and restating the last paragraph of Section 3.05 to read in its entirety as follows (deleted text is indicated by strikethrough formatting; added text is indicated in bold, italicized and underscored type):

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded its Term Loan at Term SOFR ~~the Eurodollar Rate~~ for such Term Loan by a matching deposit or other borrowing in ~~the London~~ an interbank ~~eurodollar~~ market for a comparable amount and for a comparable period, whether or not such Term Loan was in fact so funded.

6. Mandatory Prepayments from Consolidated Excess Cash Flow. Section 2.07 of the Credit Agreement is hereby amended by amending and restating subsection (f) thereof as follows (deleted text from subsection (f) is indicated by ~~strikethrough~~ formatting; added text to subsection (f) is indicated in bold, italicized and underscored type):

“(f) The Borrowers shall prepay the outstanding principal amount of the Term Loans in an amount equal to 25% of Consolidated Excess Cash Flow for each fiscal year commencing with the fiscal year ending December 31, 2020 (but excluding the fiscal year ending December 31, 2021), provided that any voluntary prepayment of the Term Loans made by the Borrowers pursuant to Section 2.06 that is applied to the principal amount of the Term Loans in the inverse order of maturity shall be credited toward, and shall reduce dollar-for dollar, the amount of the Borrowers’ required mandatory principal payments pursuant to this Section 2.07(f). Each mandatory prepayment amount hereunder shall be payable within five (5) days after the Borrowers’ delivery to the Administrative Agent of the audited financial statements referred to in and required by Section 6.01(b) for such fiscal year but in any event not later than one hundred twenty-five (125) days after the end of each such fiscal year.

7. Amendment of Exhibit O. Exhibit O of the Credit Agreement is hereby amended to replace the reference to “Eurodollar Rate Loans” with “SOFR Loans”.

8. Commitment Fee for Term Loans. On the Third Amendment Effective Date, the Borrowers shall pay to the Administrative Agent, for the ratable benefit of the Lenders, a one-time, non-refundable and fully earned commitment fee equal to fifteen (15) basis points times the aggregate outstanding principal amount of the Term Loans as of the Third Amendment Effective Date (i.e., a fee of $88,374.41).

9. Conditions Precedent. This Amendment shall be effective on the Third Amendment Effective Date subject to the satisfaction of each of the following conditions:

(i) This Amendment. The Administrative Agent shall have received this Amendment, duly executed by the Borrowers, the Secured Guarantors, and the Lenders;

(ii) Officer’s Certificate. The Administrative Agent shall have received an Officer’s Certificate dated the Third Amendment Effective Date, certifying as to the Organization Documents of each Borrower (which, to the extent filed with a Governmental Authority, shall be certified as of a recent date by such Governmental Authority), the resolutions of the governing body of each Borrower, the good standing, existence or its equivalent of each Borrower and of the incumbency (including specimen signatures) of the Responsible Officers of each Borrower;

(iii) Acknowledgment of Guaranties by Parent and Ultimate Parent. Parent and Ultimate Parent shall have executed the Acknowledgment of Parent and Ultimate Parent Guarantors attached to this Amendment;

(iv) Fees. The Administrative Agent shall have received payment from Borrowers, for the benefit of the Lenders, of the Commitment Fee required by Section 9 hereof, and the Administrative Agent shall have received all fees owing pursuant to a separate fee letter agreement between the Administrative Agent and the Borrowers;

(v) Expenses. The Administrative Agent shall have received payment from the Borrowers of all costs and expenses (including, without limitation, the reasonable fees and expenses of Buchalter, P.C., outside counsel to the Administrative Agent) incurred by the Administrative Agent in connection with this Amendment, to the extent invoiced on or before the Third Amendment Effective Date;

(vi) Representations and Warranties. The representations and warranties of the Borrowers and each other Loan Party contained in Article II or Article V of the Credit Agreement or in any other Loan Document shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the Third Amendment Effective Date, except (i) that for purposes of this Section 4.01(p), the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(b), respectively; and (ii) to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date;

(vii) Default. No Default shall exist, or would result from the Term Loans or from the application of the proceeds thereof;

(viii) Other Documents. All other documents provided for herein or which the Administrative Agent or any other Lender may reasonably request or require; and

(ix) Additional Information. Such additional information and materials which the Administrative Agent and/or any Lender shall reasonably request or require.

10. Reaffirmation and Ratification. The Borrowers and the Secured Guarantors hereby reaffirm, ratify and confirm the Obligations under the Credit Agreement and acknowledge that all of the terms and conditions of the Credit Agreement, as amended hereby, remain in full force and effect.

11. Integration. This Amendment constitutes the entire agreement of the parties in connection with the subject matter hereof and cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties and negotiations regarding the subject matter hereof, if any, are merged into this Amendment.

12. Counterparts; Electronic Signatures. This Amendment may be executed in multiple counterparts, each of which when so executed and delivered shall be deemed an original, and all of which, taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment. The parties may deliver executed copies of the documents required by Section 12 to the Administrative Agent on the Third Amendment Effective Date. The parties shall deliver the originals of such documents to the Administrative Agent no later than thirty (30) days after the Third Amendment Effective Date.

13. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws (as opposed to the conflicts of law principles) of the State of California.

[Rest of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their respective duly authorized officers as of the date first above written.

BORROWERS:

BRPI ACQUISITION CO LLC,
a Delaware limited liability company

By:	/s/ Kenny Young
Name:	Kenny Young
Title:	CEO

UNITED ONLINE, INC.,
a Delaware corporation

By:	/s/ Kenny Young
Name:	Kenny Young
Title:	CEO

YMAX CORPORATION,
a Delaware corporation

By:	/s/ Kenny Young
Name:	Kenny Young
Title:	CEO

Third Amendment to Credit Agreement

SECURED GUARANTORS:

NETZERO, INC.,
a Delaware corporation

By:	/s/ Ananth Veluppillai
Name:	Ananth Veluppillai
Title:	President

JUNO ONLINE SERVICES, INC.,
a Delaware corporation

By:	/s/ Ananth Veluppillai
Name:	Ananth Veluppillai
Title:	President

JUNO INTERNET SERVICES, INC.,
a Delaware corporation

By:	/s/ Ananth Veluppillai
Name:	Ananth Veluppillai
Title:	President

CLASSMATES MEDIA CORPORATION,
a Delaware corporation

By:	/s/ Ananth Veluppillai
Name:	Ananth Veluppillai
Title:	President

NETZERO MODECOM, INC.,
a Delaware corporation

By:	/s/ Ananth Veluppillai
Name:	Ananth Veluppillai
Title:	President

Third Amendment to Credit Agreement

NETZERO WIRELESS, INC.,
a Delaware corporation

By:	/s/ Ananth Veluppillai
Name:	Ananth Veluppillai
Title:	President

UNITED ONLINE ADVERTISING NETWORK, INC.,
a Delaware corporation

By:	/s/ Ananth Veluppillai
Name:	Ananth Veluppillai
Title:	President

UNITED ONLINE WEB SERVICES,
a Delaware corporation

By:	/s/ Ananth Veluppillai
Name:	Ananth Veluppillai
Title:	President

MAGICJACK HOLDINGS CORPORATION,
a Delaware corporation

By:	/s/ Ananth Veluppillai
Name:	Ananth Veluppillai
Title:	President

BROADSMART HOLDING CO INC.,
a Delaware corporation

By:	/s/ Ananth Veluppillai
Name:	Ananth Veluppillai
Title:	President

Third Amendment to Credit Agreement

MAGICJACK VOIP SERVICES, LLC,
a Delaware limited liability company

By:	/s/ Ananth Veluppillai
Name:	Ananth Veluppillai
Title:	President

MAGICJACK LP,
a Delaware limited partnership

By:	MAGICJACK HOLDINGS CORPORATION,
its General Partner

By:	/s/ Ananth Veluppillai
Name:	Ananth Veluppillai
Title:	President

YMAX COMMUNICATIONS CORP. OF VIRGINIA,
a Virginia corporation

By:	/s/ Ananth Veluppillai
Name:	Ananth Veluppillai
Title:	President

MAGICJACK SMB, INC.,
a Florida corporation

By:	/s/ Ananth Veluppillai
Name:	Ananth Veluppillai
Title:	President

Third Amendment to Credit Agreement

ADMINISTRATIVE AGENT:

BANC OF CALIFORNIA, N.A.,
as Administrative Agent

By:	/s/ Carlos Ramos
Name:	Carlos Ramos
Title:	SVP – Market Manager

Third Amendment to Credit Agreement

LENDERS:

BANC OF CALIFORNIA, N.A.

By:	/s/ Carlos Ramos
Name:	Carlos Ramos
Title:	SVP – Market Manager

Third Amendment to Credit Agreement

UMPQUA BANK

By:	/s/ Justin Dargavel
Name:	Justin Dargavel
Title:	Senior Vice President

Third Amendment to Credit Agreement

BANKUNITED, N.A.

By:	/s/ Arthur Rhatigan
Name:	Arthur Rhatigan
Title:	SVP

Third Amendment to Credit Agreement

BANK HAPOALIM B.M.

By:	/s/ John Yoler
Name:	John Yoler, EVP
Title:

By:	/s/ Thomas J. Vigna
Name:	Thomas J. Vigna
Title:	SVP

Third Amendment to Credit Agreement

CITY NATIONAL BANK

By:	/s/ Sandy Lee
Name:	Sandy Lee
Title:	Senior Vice President

Third Amendment to Credit Agreement

ACKNOWLEDGMENT OF PARENT AND

ULTIMATE PARENT GUARANTORS

The undersigned (the “Parent and Ultimate Parent Guarantors”) hereby acknowledge and agree to the attached Third Amendment to Credit Agreement (the “Third Amendment”), including, without limitation, the Term Loans to me made by the Lenders to the Borrowers thereunder. The Parent and Ultimate Parent Guarantors acknowledge and reaffirm their obligations owing to the Secured Parties under their respective unconditional guaranties (collectively, the “Guaranties”), and the Parent and Ultimate Parent Guarantors agree that their respective Guaranties are and shall remain in full force and effect notwithstanding the Third Amendment. Although the Parent and Ultimate Parent Guarantors have been informed of the matters set forth herein and have acknowledged and agreed to the same, the Parent and Ultimate Parent Guarantors understand that neither the Administrative Agent nor any other Secured Party has any obligation to inform the Parent and Ultimate Parent Guarantors of such matters in the future nor any obligation to seek the Parent and Ultimate Parent Guarantors’ acknowledgement or agreement to future amendments, consents or waivers with respect to the Credit Agreement, and nothing herein shall create such a duty.

All initially capitalized terms used in this Acknowledgment of Guarantors shall have the respective meanings set forth for such terms in the Credit Agreement referred to in the Third Amendment.

Dated: As of December 16, 2021	B. RILEY PRINCIPAL INVESTMENTS, LLC,
a Delaware limited liability company

	By:	/s/ Kenny Young
	Name:	Kenny Young
	Title:	CEO

B. RILEY FINANCIAL, INC.,
a Delaware corporation

	By:	/s/ Phillip J. Ahn
	Name:	Phillip J. Ahn
	Title:	CFO

Acknowledgment of Parent and Ultimate Parent Guarantors

(Third Amendment to Credit Agreement)